UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2025

OPENLANE, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-34568	20-8744739
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11299 N. Illinois Street, Suite 500
Carmel, Indiana 46032
(Address of principal executive offices)
(Zip Code)

(800) 923-3725
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KAR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.
On November 18, 2025, Automotive Finance Canada Inc. (“AFCI”), a subsidiary of OPENLANE, Inc. (the “Company”), and the Company entered into an Amendment No. 3 (the “Amendment No. 3”) to the Receivables Purchase Agreement dated March 1, 2023, as amended, with Computershare Trust Company of Canada, as trustee of AFCI Funding Trust, BMO Nesbitt Burns, Inc., as financial services agent and as agent for the Bank of Montreal lender group, and Royal Bank of Canada, as agent for the Royal Bank of Canada lender group (the “Canadian Receivables Purchase Agreement”). In connection with Amendment No. 3, the Program Limit under the Canadian Receivables Purchase Agreement was increased from C$375 million to C$500 million.
The above description of the amendments effected by the Amendment No. 3 is not complete and is qualified in its entirety by reference to the full text of the Amendment No. 3, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03, as applicable.

Item 9.01 Financial Statements and Exhibits.

    (d) Exhibits

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

10.1	Amendment No. 3 to the Receivables Purchase Agreement, dated November 18, 2025

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: November 18, 2025	OPENLANE, Inc.

/s/ Charles S. Coleman
Charles S. Coleman Executive Vice President, Chief Legal Officer and Secretary